Exhibit 16.1

Securities and Exchange Commission

Washington, DC

RE:

AIMS Worldwide, Inc.

We have read Item 4.01 of Form 8-K dated December 19, 2007 and we do not disagree with it.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

December 21, 2007